SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement and Release of Claims ("**Agreement**") is entered into by Jeff Ishmael ("**Employee**") and Intellicheck, Inc. ("**Company**").

A. Employee was employed by Company as its Chief Financial Officer and is voluntarily resigning from Company and Sequoia One ("**Sequoia One**").

B. On May 12, 2022, Employee signed the Confidentiality, Non-Competition, and Invention Assignment Agreement ("**Confidentiality Agreement**").

C. On May 6, 2022, Employee signed the Intellicheck, Inc., Employment Agreement ("**Employment Agreement**").

D. The parties are hereby agreeing to a plan that will result in the beginning of a transition period immediately and the end of Employee's employment on the Separation Date (as defined below).

E. In settlement of any and all claims and disputes between Employee and Company, Company has agreed to provide Employee with certain benefits if Employee executes (and does not revoke) this Agreement and Appendix A and satisfies their terms and conditions.

In consideration of the foregoing, which is incorporated herein by reference, the parties agree as follows:

1. SEPARATION FROM COMPANY; ADDITIONAL SERVICES.

(a) Employee will perform Employee's regular day-to-day duties through the date Employee signs this Agreement. After signing this Agreement, Employee will continue to perform Employee's same duties, but also must satisfy the Ongoing Obligations (as defined in Section 2) and assist in the transition of Employee's role and provide additional services beyond his normal day-to-day duties as CFO as reasonably requested by Company. Employee's last date of employment with Company will be August 31, 2024, unless Company terminates Employee's at-will employment before that date for Cause before August 31, 2024. Employee's actual last day of employment with Company and Sequoia One is the "**Separation Date**." Employee will continue to receive regular salary payments until the Separation Date. If Company terminates Employee for Cause (as defined in the Employment Agreement and modified by Section 7(e) of this Agreement) after this Agreement becomes effective, then Employee will not receive the Consideration and will instead receive the Final Pay (as defined in the Employment Agreement), plus $500 gross.

(b) Employee certifies that Employee has been paid in full and received all compensation and benefits, including any incentive payments, Employee earned by virtue of employment with Company through the date Employee signs this Agreement.

(c) After the Separation Date, Employee agrees to provide On-Call Service for one month. Under this Agreement, "**On-Call Service**" means that upon request Employee will answer (via email, phone, text, video call, or other communication medium) in a helpful and reasonably responsive manner any inquiries from Bryan Lewis, the new Chief Financial Officer, and others if designated in advance by Lewis. On-Call Service will be limited and require a maximum of 30 total hours during one month, and the Consideration in Section 2 is designed to cover fully the cost of On-Call Service.

2. **ADDITIONAL CONSIDERATION.** In consideration of Employee's covenants and waiver and release under this Agreement and Appendix A, and subject to the conditions specified below, Company will provide Employee with the following (collectively, "**Consideration**"):

- the total gross amount of $357,500.16, less applicable deductions and withholdings, paid in equal installments over a period of consecutive pay dates (corresponding to Company's regular payroll schedule) commencing with the first regularly scheduled pay date after the Separation Date and ending 12 months later (provided, however, that if a pay date falls after the Separation Date and on or before the date the release provided for in Appendix A becomes effective, the first installment will be paid with the second installment on the first regularly scheduled pay date after such Appendix A becomes effective); and
- Employee may exercise whatever rights Employee may have under COBRA to continuation of medical, dental, and vision benefits under Sequoia One's group medical, dental, and vision plans after the Separation Date. If Employee exercises such rights and enrolls in COBRA coverage, Company will reimburse the COBRA premiums paid by Employee for Employee and Employee's eligible dependents currently enrolled for COBRA coverage during the Covered Period. The "**Covered Period**" means the period beginning on the first day of the calendar month following the Separation Date and ending on the earlier of August 31, 2025, or the day immediately preceding the first calendar month in which Employee becomes eligible for coverage under another employer's group medical benefit plan (even if he does not enroll in such other coverage).

The Consideration is conditioned upon this Agreement and Appendix A becoming effective. Employee acknowledges and agrees that (a) neither Company nor Sequoia One is obligated to provide Employee with the Consideration, except under this Agreement, (b) Company's obligations set forth in this Section provide adequate consideration for Employee's covenants, waiver, and release in this Agreement, (c) Employee is not entitled to nor receiving any accelerated vesting in any outstanding equity or equity-based compensation he holds (including stock options), and (d) Employee's entitlement to earn and retain the Consideration is conditioned on Employee's full compliance with this Agreement (including provision of On-Call Service), and all other obligations of Employee, including the obligations under applicable law and in the Employee Handbook, the Confidentiality Agreement, and the Employment Agreement, as amended below in Section 7(e) (collectively, "**Ongoing Obligations**"). The Consideration is also conditioned upon Employee executing and not revoking Appendix A consistent with the terms specified in Section 5 of this Agreement, provided that if Employee does not satisfy the conditions in this sentence but does execute (and not revoke) this Agreement, Employee will receive $5,000 gross, paid in a lump sum within 30 business days after the Separation Date and will not receive the other elements of the Consideration.

3. **WAIVER AND RELEASE.** On behalf of Employee and Employee's marital community, heirs, executors, administrators, and assigns, Employee hereby waives, releases, and discharges any and all claims against Company and all of the other Released Parties (as defined below), whether known or unknown, anticipated or unanticipated, contingent, or otherwise, occurring or that could be alleged to have occurred before the execution of this Agreement ("**Released Claims**"). This release is comprehensive and Released Claims include all claims (including claims to costs and attorneys' fees), damages, causes of action, and disputes of any kind whatsoever. Employee understands and

agrees that Released Claims include (but are not limited to) any and all claims for wages, equity, options, incentives, reimbursements, employee benefits, and damages of any kind arising out of or under:

(a) any federal, state, or local law, regulation, or constitution dealing with employment, compensation, benefits, or discrimination such as those laws or regulations concerning discrimination, harassment, retaliation, or other unlawful conduct on the basis of race (including traits historically associated or perceived to be associated with race, such as hair texture and protective hairstyles such as afros, braids, locks, or twists), color, creed, religion, age, sex, sexual orientation (including gender expression/identity), pregnancy (including childbirth and related medical conditions), national origin, ancestry, citizenship, veteran status, military service or application for military service, marital or registered domestic partner status, disability or handicap, medical condition, genetic testing and information, HIV or AIDS status, possession of sickle cell or hemoglobin C trait, lawful use of lawful products, political affiliation, status as a domestic violence victim, testimony or assistance with hazardous chemicals proceedings or investigations, jury service, family, medical, and other protected leaves of absence, engaging in acts protected by public policy, National Guard service, background checks, criminal history, or any other characteristic protected by law, including claims under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Older Workers' Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and all other civil rights and employment laws applicable to Employee's country, state, county, or city of employment;

(b) any federal, state, or local law, regulation, or constitution relating to termination rights or benefits (including the Employee Retirement Income Security Act of 1974 ("**ERISA**"), the Worker Adjustment and Retraining Notification Act, and any state equivalent); and

(c) any other basis for legal or equitable relief whether based on express or implied contract (including the Employment Agreement or any incentive plan), tort, statute, constitution, common law, or other legal or equitable ground, including claims of tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wage and hour, wrongful or retaliatory discharge, fraud, defamation, libel, slander, false imprisonment, and negligent or intentional inflection of emotional distress.

Employee not only releases and discharges the Released Parties from all claims Employee could make on Employee's own behalf or on behalf of others, but also those claims that any other person or organization could make on Employee's behalf, and Employee waives any right to recover any damage awards as a member of any class in a case alleging any claim against the Released Parties. For purposes of this Agreement, the term "**Released Parties**" means Company, Sequoia One, their affiliates, parents, subsidiaries, joint ventures, and related companies and their present, former, and future successors and assigns, and all of its and their present, former, and future owners, directors, officers, stockholders, members, managers, employees, agents, representatives, assigns, insurers, trustees, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and attorneys, both individually and in their representative capacities.

Employee and Company do not intend to release (and this Agreement does not release) any of the following: (a) claims for breach or enforcement of this Agreement, (b) claims that arise after execution of this Agreement (including claims challenging the validity of this Agreement under the Age Discrimination in Employment Act and/or the Older Workers' Benefit Protection Act of 1990), (c) entitlement claims under ERISA for vested benefits arising under any applicable ERISA plan, (d) workers' compensation or unemployment claims, or (e) any other claims Employee may not release as a matter of law under this Agreement. Nothing contained in this release will relate to or otherwise effect Employee's status as a stockholder of the Company or any of the shares of common stock of the Company owned by the Employee.

Employee understands and agrees that the releases in this Agreement extend to all known, unknown, suspected, unsuspected, past, or present claims of every nature and kind whatsoever against the Released Parties. Employee realizes that Employee may later discover claims or facts in addition to or different from those Employee now knows or believes to exist. Nevertheless, Employee fully and freely intends to waive any claim that might arise as a result of such additional or different claims or facts. To that end, Employee expressly waives all rights Employee would otherwise have under Section 1542 of the California Civil Code, which reads:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

4. **CHARGES; SETOFF; MISCELLANEOUS.** Employee represents and warrants that neither Employee nor anyone on Employee's behalf has filed any complaints, lawsuits, or other actions based on any Released Claim, except as listed below Employee's signature. If no complaints, lawsuits, or other actions are so listed, none have been filed. Nothing in this Agreement prohibits (or may be construed to prohibit) Employee from filing or prosecuting a charge or complaint with any Government Agency or participating in an investigation or proceeding conducted by any Government Agency in relation to such charge or complaint. For purposes of this Agreement, "**Government Agency**" means any employment-related agency or commission, securities regulatory agency or authority, or other federal, state, and local governmental agency or commission (such as the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, and the Securities and Exchange Commission). Unless prohibited by law, Employee further understands and agrees: (a) Employee will not seek and is hereby waiving any claim for personal damages and/or other personal relief; (b) Employee will cause the withdrawal or dismissal with prejudice of any claim Employee has purported to waive in this Agreement; (c) if Employee is ever awarded or recovers any amount as to a claim Employee has purported to waive in this Agreement (other than under the Age Discrimination in Employment Act if Employee is lawfully allowed to pursue such a claim), Employee agrees that the amount of any award or recovery will be reduced by 90 percent of the amounts Employee was paid under this Agreement, with the setoff being appropriately adjusted for Employee's return of any such amounts; and (d) to the extent such a setoff is not effected, Employee promises to pay, or assign Employee's right to receive, the amount that should have been setoff to Company. Notwithstanding the foregoing, this Agreement does not limit Employee's ability to receive an award for information provided to the Securities and Exchange Commission or, if expressly authorized by law, another Government

Agency. Employee represents and warrants that Employee is the sole owner of any and all Released Claims that Employee may have, and that Employee has not assigned transferred, or otherwise disposed of Employee's right or interest in any Released Claim. Nothing in this Agreement prohibits or impairs Employee or Company from complying with all applicable laws or exercising protected rights (including Protected Activity (as defined in Section 8(a)). Nor will this Agreement be construed to obligated either party to commit (or aid or abet in the commission of) any unlawful act.

5. **FURTHER RELEASE.** Within six calendar days after (but not on or before) the Separation Date (i.e., on any date from September 1, 2024, to September 6, 2024, if the Separation Date is August 31, 2024) ("**Offer Expiration Date**"), Employee agrees to execute and deliver to Company a further release of claims as provided in Appendix A. Employee understands and agrees that execution and delivery of Appendix A is an integral component of the consideration Employee is providing in this Agreement. Should Employee fail to provide this executed Appendix A in the time frame provided (or revoke Appendix A for any reason), Employee will not receive the Consideration, except as provided in the last sentence of Section 2.

6. **COMPANY PROPERTY.** Employee confirms that no later than the Separation Date, Employee will return to Company all Company property, including all files, memoranda, keys, credit cards, access cards, manuals, equipment (including laptop computers and cell phones), passwords (including PINs), physical property, data, records, and other documents (including electronically recorded documents and data) that Employee received from the Released Parties or that generated in the course of employment with or service to Company. Employee will gather all Company property referenced in the preceding sentence and coordinate with Company to arrange for shipment at Company's expense. Without limitation, Company will arrange for shipment of Employee's office chair and monitors at Company's expense or will inform Employee in writing that Employee will be permitted to maintain ownership of such property. If Employee discovers that Employee possesses such property after the Separation Date, Employee will immediately return to Company such property and all copies of such property as recorded in any medium.

7. **CONFIDENTIALITY; NONDISPARAGEMENT.**

   (a) Employee will hold in strictest confidence and will not use, disclose, or give to others, either directly or indirectly, any Confidential Information of Company or its owners or affiliates. "Confidential Information" means trade secrets and all other information about Company or relating to the business of Company that is not generally available to the public and is deemed proprietary or confidential by Company, whether recorded or merely remembered. Confidential Information includes, but is not limited to, programs, compensation information, identity of customers, sources of finance or suppliers, market surveys, business or marketing plans, prospective business interests, contract terms, licenses, strategic information, procedures, financial information, and personnel information. Employee represents and warrants that Employee has not disclosed or revealed, either directly or indirectly, or used in any way Confidential Information, except as authorized by Company.

   (b) For the two-year period following the Separation Date, Employee will not disparage Company or its officers, directors, employees, agents, business (including products, services, or programs). For purposes of this Agreement, "**disparage**" means any communication (written or oral, including through social media) that is reckless or maliciously untrue. Employee also will refrain

from any defamation, libel, or slander of any of the Released Parties and will refrain from tortious interference with the contracts and relationships of any of the Released Parties. The foregoing is not intended to dissuade or preclude Employee from exercising protected rights, including the Protected Activity (as defined in Section 8(a)).

(c) Within 10 days after the Separation Date, Company will direct Lewis and all other members of the Company Board of Directors: (i) to not disparage Employee for the two-year period following the Separation Date; and (ii) to refrain from any defamation, libel, or slander of Employee and refrain from tortious interference with the contracts and relationships of Employee. For purposes of this Agreement, "**disparage**" means any communication (written or oral, including through social media) that is reckless or maliciously untrue. The foregoing is not intended to prohibit communications needed in connection with Company business or to dissuade or preclude Lewis or any other member of the Company Board of Directors from exercising protected rights, including the Protected Activity (as defined in Section 8(a)).

(d) Employee will direct any requests for references from prospective employers to Heidi Sukert, who will verify Employee's title and dates of employment. If the named individual is no longer employed at Company, Employee may request an alternate name from Company as a substitute contact.

(e) The obligations on Employee under this Section 7 are in addition to any obligations imposed under the Ongoing Obligations. Notwithstanding the foregoing or any provision to the contrary, the Company and Employee have agreed to and hereby modify the following: (i) the Confidentiality Agreement is hereby amended to delete Sections 5.1, and 5.2, and 5.3 in their entirety; (ii) the Employment Agreement is hereby amended to clarify that under Section 8, Employee is not required to notify Company of a Disclosure Demand (as defined in Section 7.2 of the Employment Agreement) if the disclosure relates to Protected Activity (as defined in the Section below); and (iii) Section 4.5(a) of the Employment Agreement is hereby amended to delete Sections 4.5(a)(ii), 4.5(a)(iii), and 4.5(a)(viii) in their entirety (i.e. they do not qualify as a definition of "Cause"). In addition Section 4.5(a)(v) of the Employment Agreement is hereby amended to read "Employee has materially violated Company's (or its Affiliates) written policies pertaining to compliance with laws prohibiting unlawful discrimination, harassment, or insider trading." and Section 4.5(a)(vii) is hereby amended to read "Employee has materially breached the terms of any agreement signed in connection with Employee's employment with Company or any of its Affiliates (as modified by this Agreement); provided however that no such Cause shall exist unless Company has provided Employee with written notice specifying in detail the basis for the purported material breach and Employee has failed to cure such breach within 15 days after receipt of such notice."

8. PROTECTED ACTIVITY; NOTICE OF IMMUNITY.

(a) Nothing in this Agreement (including Section 7) is intended to or does restrict or impede Employee, Lewis, or any member of the Company Board of Directors from exercising their right to do any of the following (collectively, "**Protected Activity**"): (i) making disclosures as may be required or protected by law or legal process, including in connection with a government investigation or proceeding by any Government Agency, (ii) disclosing or discussing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct

that Employee has reason to believe is unlawful, or (iii) otherwise exercising any right (including those referenced in either Section 4 or the following sentence) that Employee cannot waive or forego under applicable laws or regulations. For example, this Agreement is not intended to and does not preclude or dissuade Employee from engaging in concerted activities protected by the National Labor Relations Act such as discussing wages, benefits, or other terms and conditions of employment with others, including a Government Agency, former coworkers, and labor organizations; organizing, forming, joining, or assisting a union, such as by sharing employee contact information; taking action with one or more co-workers to improve working conditions by, among other means, raising work-related complaints directly with Company or with a Government Agency; striking and picketing, depending on its purpose and means; taking photographs or other recordings in the workplace, together with co-workers, to document or improve working conditions, except where an overriding employer interest is present; wearing union apparel in the workplace, except under special circumstances; or choosing not to engage in any of these activities. Nothing in this Agreement permits Employee's disclosure of attorney-client privileged communications, and such disclosure would breach this Agreement.

(b) Nothing in this Agreement is intended to or will be interpreted to conflict with the Defend Trade Secrets Act or create liability for disclosures allowed under that Act. Employee is hereby notified of the following provisions of 18 U.S.C. § 1833(b):

(1) IMMUNITY.—An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) USE OF TRADE SECRET INFORMATION IN ANTI-RETALIATION LAWSUIT.—An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret except pursuant to court order.

9. **CONSIDERATION AND REVOCATION PERIOD.** Following delivery of this Agreement, Employee has 21 days to consider this Agreement, after which time the offer of this Agreement will expire and may no longer be accepted. Employee may accept this Agreement before the expiration of the 21-day consideration period, and, if Employee does so, by Employee's signature, Employee expressly acknowledges that Employee has knowingly and voluntarily chosen to sign this Agreement before the expiration of the 21-day consideration period. Employee agrees that subsequent changes to the consideration offered under this Agreement, if any, will not restart the running of the consideration period. Employee is hereby advised to review this Agreement with Employee's attorney before signing this Agreement. To accept, Employee must execute and deliver the Agreement to Company's CEO, Bryan Lewis, by email to blewis@intellicheck.com with the signed original to follow immediately via certified or regular U.S. Mail. Employee has a period of seven calendar days after delivering the executed Agreement to Company to revoke acceptance of the Agreement. To revoke, Employee must deliver a notice revoking Employee's acceptance to the CEO

in the manner described above before the revocation period has expired. This Agreement will become effective upon the eighth day after delivery of this executed Agreement by Employee to Company, provided that Employee has not timely revoked this Agreement.

10. **ENTIRE AGREEMENT; AMENDMENT; CONSTRUCTION.** This Agreement and Appendix A constitute the entire understanding between Company, and Employee as relates to the subject matter of this Agreement and supersede all other representations or agreements pertaining to such subject matter. Notwithstanding the foregoing, nothing in this Agreement supersedes or restricts any of Employee's existing obligations to Company or under other agreements between Employee and Company that survive the termination of Employee's employment (including the Confidentiality Agreement and Sections 5 to 13 of the Employment Agreement, each as amended by Section 7(e) of this Agreement, and all Employee's obligations to protect the confidentiality of information of Company and to assign intellectual property rights to Company or otherwise protect Company's intellectual property and/or business interests), which remain in full force and effect. The Released Parties are considered third party beneficiaries under this Agreement. Nothing in this Agreement reflects any admission of liability by Company, Employee, or any of the Released Parties. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by Employee and an authorized Company representative. This Agreement may be executed in any number of counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means that preserves the original appearance of a document will have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. The headings in this Agreement are for reference purposes only, are not part of this Agreement, and will not affect in any way the construction of, or be taken into consideration in interpreting, this Agreement. The words "include," "including," and similar terms used in the Agreement will be construed as if followed by the words "without limitation."

11. **ARBITRATION.** Except for any claim for injunctive relief arising out of a breach of a party's obligation to protect the other's proprietary information, Employee and Company agree to resolve any disputes they may have with each other through final, binding, and confidential arbitration consistent with the relevant controlling law. Employee agrees that this Agreement affects interstate commerce and that the Federal Arbitration Act governs this agreement to arbitrate to the maximum extent permitted by law. Employee also agrees to resolve through final, binding, and confidential arbitration any disputes that Employee has with any Released Party who elects to arbitrate those disputes under this Section. Arbitration will be conducted by JAMS in accordance with its employment dispute resolution rules, which can be found at jamsadr.com/rules-employment-arbitration/. A neutral arbitrator will preside over the arbitration and issue a written decision. The arbitrator will have the exclusive authority to resolve any disputes about the enforceability of this arbitration provision, as well as arbitrability, applicability, and interpretation. To the extent permitted by law, there will be no right to bring an arbitration on a class, collective, or representative capacity. The arbitration will take place in (a) Orange County, California or (b) any location mutually agreed to by all parties. All remedies available under applicable state and federal laws will be available in the arbitration. The arbitration will be conducted confidentially, except where prohibited by applicable law, and neither the arbitrator nor JAMS will publish the result or any details of the arbitration to any third party. Unique costs of arbitration will be paid by the Company (or other

Released Party), and Employee will not be liable for arbitration fees beyond those costs Employee would have incurred had a claim been filed in a court of competent jurisdiction. This Agreement to arbitrate does not interfere with any Protected Activity and does not apply to (a) unemployment or workers' compensation claims, (b) claims of sexual harassment or sexual assault, or (c) other matters that by the relevant controlling law cannot be arbitrated. Nothing in this Section is intended to prevent or prohibit any Government Agency from filing a lawsuit on Employee's behalf. Nothing in this Section is intended to prevent or prohibit any Government Agency from filing a lawsuit on Employee's behalf.

12. **SEVERABILITY.** Section 3 of this Agreement is integral to its purpose and may not be severed from this Agreement. If any other provision of this Agreement or compliance by any of the parties with any other provision of this Agreement is found to be unlawful or unenforceable, such provision will be deemed narrowed to the extent required to make it lawful and enforceable. If such modification is not possible, such provision will be severed from the Agreement and the remaining provisions will remain fully valid and enforceable to the maximum extent consistent with applicable law. To the extent any terms of this Agreement are put into question, all terms will be interpreted in a manner that would make them consistent with current law.

13. **CHOICE OF LAW; ATTORNEYS' FEES.** This Agreement will be governed by and interpreted under the laws of the state of Employee's assigned place of employment as of the Separation Date, excluding its choice of law rules. In the event of arbitration arising out of this Agreement, the prevailing party will be entitled to an award of its costs and reasonable attorneys' fees, except with regard to a claim by Employee challenging the validity of this Agreement in connection with a claim under the Age Discrimination in Employment Act.

14. **SECTION 409A COMPLIANCE**. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended ("**Section 409A**") or an exemption thereunder and will be construed and administered in accordance with this intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A as a short-term deferral will be excluded from Section 409A to the maximum extent possible. Each payment of compensation under this Agreement (e.g., each installment payment) will be treated as a separate payment of compensation for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

15. **KNOWING AND VOLUNTARY AGREEMENT. Employee warrants and represents that Employee:**

(a) **has carefully read this Agreement and finds that it is written in a manner that Employee understands;**

(b) **knows the contents of this Agreement;**

(c) **is and has been advised to consult with Employee's personal attorney before signing this Agreement and has done so or has knowingly and voluntarily waived the right to do so;**

(d) **understands that this Agreement is waiving any potential claims under the Age Discrimination in Employment Act and other discrimination statutes (except as provided in this Agreement);**

(e) **has been advised that Employee is not barred from filing or prosecuting a charge with any Government Agency with respect to any such claims or from participating in an investigation or proceeding conducted by any Government Agency;**

(f) **has had at least 21 days to review and analyze this Agreement and has been given seven days to revoke acceptance;**

(g) **did not rely upon any representation or statement concerning the subject matter of this Agreement, except as expressly stated in the Agreement;**

(h) **understands the Agreement's final and binding effect;**

(i) **has signed the Agreement as Employee's free and voluntary act; and**

(j) **represents and warrants that at all times before executing this Agreement, Employee has complied in full with all terms of this Agreement, including Section 7, and all other Ongoing Obligations.**

JEFF ISHMAEL

DocuSigned by:
Jeffrey Ishmael

7/12/2024

Date

INTELLICHECK, INC.

DocuSigned by:
By BRYAN LEWIS
46586E57AB194D0...

Its CEO

7/12/2024

Date

Lawsuits, complaints, or charges (Section 4) are *[include name, cause number and court or agency]*:

APPENDIX A

As provided in Section 5 of the Separation and Release Agreement ("**Agreement**") to which this is attached and as further and integral consideration for that Agreement, Employee has agreed to provide and is hereby providing the following release of claims ("**Release**"). All conditions set forth and terms defined in the Agreement will apply and have the same meaning in this Release unless otherwise stated or defined herein.

Employee represents that Employee has fully complied with the Agreement (including Sections 6 and 7), all Employee's obligations to Company (including the Ongoing Obligations), and given best efforts to cooperating with and assisting Company in relation to Employee's separation of employment and the transition of job duties and work responsibilities.

Employee has been paid in full and received all compensation, reimbursements, and benefits Employee earned by virtue of employment with Company and Sequoia One, including any incentive payments; the only exception is that Employee's final payroll check for salary for the pay period including the Separation Date, and all earned but unused vacation, if any, will be paid in compliance with applicable law. Except as stated in the Agreement, this Release, or as required by law, all compensation and benefits ceased on the Separation Date.

WAIVER AND RELEASE. On behalf of Employee and Employee's marital community, heirs, executors, administrators, and assigns, Employee hereby waives, releases, and discharges any and all claims against Company and all of the other Released Parties (as defined below), whether known or unknown, anticipated or unanticipated, contingent, or otherwise, occurring or that could be alleged to have occurred before the execution of this Release ("**Released Claims**"). This release is comprehensive and Released Claims include all claims (including claims to costs and attorneys' fees), damages, causes of action, and disputes of any kind whatsoever. Employee understands and agrees that Released Claims include (but are not limited to) any and all claims for wages, equity, options, incentives, reimbursements, employee benefits, and damages of any kind arising out of or under:

(a) any federal, state, or local law, regulation, or constitution dealing with employment, compensation, benefits, or discrimination such as those laws or regulations concerning discrimination, harassment, retaliation, or other unlawful conduct on the basis of race (including traits historically associated or perceived to be associated with race, such as hair texture and protective hairstyles such as afros, braids, locks, or twists), color, creed, religion, age, sex, sexual orientation (including gender expression/identity), pregnancy (including childbirth and related medical conditions), national origin, ancestry, citizenship, veteran status, military service or application for military service, marital or registered domestic partner status, disability or handicap, medical condition, genetic testing and information, HIV or AIDS status, possession of sickle cell or hemoglobin C trait, lawful use of lawful products, political affiliation, status as a domestic violence victim, testimony or assistance with hazardous chemicals proceedings or investigations, jury service, family, medical, and other protected leaves of absence, engaging in acts protected by public policy, National Guard service, background checks, criminal history, or any other characteristic protected by law, including claims under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Older Workers' Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and all other civil

rights and employment laws applicable to Employee's country, state, county, or city of employment;

(b) any federal, state, or local law, regulation, or constitution relating to termination rights or benefits (including the Employee Retirement Income Security Act of 1974 ("**ERISA**"), the Worker Adjustment and Retraining Notification Act, and any state equivalent); and

(c) any other basis for legal or equitable relief whether based on express or implied contract (including any incentive plan), tort, statute, constitution, common law, or other legal or equitable ground, including claims of tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wage and hour, wrongful or retaliatory discharge, fraud, defamation, libel, slander, false imprisonment, and negligent or intentional inflection of emotional distress.

Employee not only releases and discharges the Released Parties from all claims Employee could make on Employee's own behalf or on behalf of others, but also those claims that any other person or organization could make on Employee's behalf, and Employee waives any right to recover any damage awards as a member of any class in a case alleging any claim against the Released Parties. For purposes of this Release, the term "**Released Parties**" means Company, Sequoia One, their affiliates, parents, subsidiaries, joint ventures, and related companies and their present, former, and future successors and assigns, and all of its and their present, former, and future owners, directors, officers, stockholders, members, managers, employees, agents, representatives, assigns, insurers, trustees, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and attorneys, both individually and in their representative capacities.

Employee and Company do not intend to release (and this Release does not release) any of the following: (a) claims for breach or enforcement of this Release, (b) claims that arise after execution of this Release (including claims challenging the validity of this Release under the Age Discrimination in Employment Act and/or the Older Workers' Benefit Protection Act of 1990), (c) entitlement claims under ERISA for vested benefits arising under any applicable ERISA plan, (d) workers' compensation or unemployment claims, or (e) any other claims Employee may not release as a matter of law under this Release. Nothing contained in this release will relate to or otherwise effect Employee's status as a stockholder of the Company or any of the shares of common stock of the Company owned by the Employee.

Employee understands and agrees that the releases in this Release extend to all known, unknown, suspected, unsuspected, past, or present claims of every nature and kind whatsoever against the Released Parties. Employee realizes that Employee may later discover claims or facts in addition to or different from those Employee now knows or believes to exist. Nevertheless, Employee fully and freely intends to waive any claim that might arise as a result of such additional or different claims or facts. To that end, Employee expressly waives all rights Employee would otherwise have under Section 1542 of the California Civil Code, which reads:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

CONSIDERATION AND REVOCATION PERIOD. Employee warrants that he has had 21 days to review and consider this Release and that he understands it must be executed and returned to the Company between the first and the sixth calendar day after the Separation Date ("**Offer Expiration Date**"). Employee acknowledges that with an August 31, 2024, Separation Date, that means that the Offer Expiration Date is September 6, 2024, and to accept Employee must sign and return this Release on or after September 1 and on or before September 6, 2024. Employee agrees that subsequent changes to the consideration offered under this Agreement, if any, will not restart the running of the period of time during which Employee can consider whether to sign this Release. If Employee has not signed this Release and delivered it to the Company's CEO, Bryan Lewis, by the Offer Expiration Date, this Release will be considered null and void and Employee will not receive the Consideration under the Agreement. Employee is hereby advised to review this Agreement with Employee's attorney before signing this Agreement. To accept, Employee must execute and deliver the Release to Lewis by email to blewis@intellicheck.com with the signed original to follow immediately via certified or regular U.S. Mail. Employee has a period of seven calendar days after delivering the executed Release to Company to revoke acceptance of the Release. To revoke, Employee must deliver a notice revoking his acceptance to Lewis in a manner described above before the revocation period has expired, with a copy to Company's counsel, Stephanie Wright Pickett, at stephanie.pickett@klgates.com. This Release will become effective upon the eighth day after delivery of this executed Release by Employee to Company, provided that Employee has not timely revoked this Release.

ADDITIONAL PROVISIONS. The Agreement will continue in full force and effect. In addition, Sections 6, 7, 8, 10, 11, 13, and 14 of the Agreement apply to this Release and are incorporated by reference.

KNOWING AND VOLUNTARY AGREEMENT. Employee warrants and represents that Employee:

(a) **has carefully read this Release and finds that it is written in a manner that Employee understands;**

(b) **knows the contents of this Release;**

(c) **is and has been advised to consult with Employee's personal attorney before signing this Release and has done so or has knowingly and voluntarily waived the right to do so;**

(d) **understands that this Release is waiving any potential claims under the Age Discrimination in Employment Act and other discrimination statutes (except as provided in this Release);**

(e) **has had at least 21 days to review and analyze this Release and has been given seven days to revoke acceptance;**

(f) **did not rely upon any representation or statement concerning the subject matter of this Release, except as expressly stated in the Release;**

(g) **understands the Release's final and binding effect; and**

(h) **has signed the Release as Employee's free and voluntary act.**

JEFF ISHMAEL

[signature]

____

____

Date 9/1/24